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                                                                    Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the proxy statement-prospectus included in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-95625) of Wells Fargo & Company and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements of Napa National Bancorp and subsidiaries included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
February 9, 2000